EXHIBIT 99.1

TPT Global Tech Acquires Bridge Internet, anticipated to be a Cell Phone Tower and Internet Service Provider Offering Joint Venture Opportunities to Municipalities, Cooperatives and Individuals Across Rural United States

Issuer Direct

SAN DIEGO, March 17, 2020/IssuerDirect / -- TPT Global Tech, Inc. (“TPTG, the Company or TPT Global Tech”) (OTCBB:TPTW) announced today it has recently completed the acquisition of a majority of Bridge Internet, LLC. (“Bridge Internet”) a Delaware corporation. The company acquired 75% of Bridge Internet for 8M shares of common stock of TPTW, 4M of which vest equally over two years. As sufficient funding is raised by the Company, defined as around $3M, marketing funds of up to $200,000 per quarter for the next year will be provided and a formal employment agreement will be created for Trip Camper. Tower industry Veteran, Founder and CEO of Bridge Internet, Trip Camper, will retain the remaining 25% of Bridge Internet and stay on as the CEO, as well as become the acting CEO of TPT Speed Connect LLC.. Speed Connect LLC’s assets were acquired by the Company in May of 2019 and conveyed into a wholly owned subsidiary TPT SpeedConnect, LLC.. TPT Speed Connect is one of the largest Rural Wireless Internet Service Providers in the United States with operations in 10 Midwestern States.

Bridge Internet offers a Joint Venture (JV) business model to Municipalities, Cooperatives and Individual Territory Owners throughout the United States. It currently has no revenues. As a territorial, duplicatable, wireless internet service provider, this is a unique opportunity for potential JV partners to join an incredible revenue sharing business model. It is very easy for Municipalities, Cooperatives or Individual Owners to start JV businesses with Bridge Internet to provide their communities with state-of-the-art High-Speed Internet, Voice and IPTV services. The internet is a commodity many take for granted but for those with limited access every day is an unnecessary struggle. With millions of rural Americans struggling to find a reliable internet provider, Bridge Internet will help make a difference in people’s lives by providing access to online classes, healthcare, news and entertainment.

“The acquisition of a majority of Bridge Internet is a milestone in the continued growth of TPT Global Tech as a leading player in the wireless internet markets,” "Bridge Internet coupled with TPT Speed Connect remains focused on serving the Internet infrastructure needs of our customers and strengthening our industry leading position" Says Trip Camper, CEO of Bridge Internet.

"Adding Trip Camper to TPT Global Tech’s management team in a very short period of time has already proven to be a great new asset for the company. His many years of working in the US Cell Tower industry and his experience in running US public companies is very welcomed at TPT Global Tech” said Stephen Thomas CEO..

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings and pursuit of new markets are forward looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

About TPT Global Tech

TPT Global Tech Inc. (OTC:TPTW) based in San Diego, California, is a Technology/Telecommunications Media Content Hub for Domestic and International syndication and also provides Technology solutions to businesses domestically and worldwide. TPT Global offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT's also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.